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                                                                    EXHIBIT 4.04


                             STOCKHOLDERS AGREEMENT

               AGREEMENT, dated as of April 11, 1994, among FORMFACTOR, INC., a corporation organized under the laws of the State of Delaware (the "Corporation"), IGOR KHANDROS, having an address at 175 Clearbrook Road, Elmsford, New York 10523 ("IK"); SUSAN BLOCH, having an address at 175 Clearbrook Road, Elmsford, New York 10523 ("SB"; IK and SB are sometimes hereinafter referred to collectively as the "Principal Stockholders"); and MILTON OHRING, having an address at 281 Griggs Avenue, Teaneck, New Jersey 07666 (the "Other Stockholder"; the Principal Stockholders and the Other Stockholder are sometimes hereinafter referred to collectively as the "Stockholders").

                              W I T N E S S E T H:

               WHEREAS, each of the Stockholders is the holder of the number of shares of the Corporation's common stock, no par value (the "Common Stock"), set forth on SCHEDULE A annexed hereto and made a part hereof; and

               WHEREAS, the Stockholders desire to provide for continuity and stability in the affairs of the Corporation and to impose certain restrictions with respect to the transfer or other disposition of the Common Stock upon the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereby agree as follows:

        1. Restrictions on Disposition of Shares.

               (a) The Other Stockholder shall not at any time during the period after the date of this Agreement and prior to the second (2nd) anniversary of the date of this Agreement (the "Initial Holding Period"), sell, assign, transfer, grant a proxy to any person to vote or

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otherwise act in respect of, grant a participation in, grant a security interest in, pledge, encumber or otherwise dispose of, whether by operation of law or otherwise (any of the foregoing being referred to hereinafter as a "Disposition"), any shares of Common Stock, now owned or hereafter acquired by the Other Stockholder, other than to the Principal Stockholders or their designee or to an Other Stockholder Affiliate (as defined in Section 1(c) hereof), except with the Principal Stockholders, prior written consent.

               (b) (i) At any time after the Initial Holding Period, the Other Stockholder shall not, without the prior written consent of the Principal Stockholders, effect a Disposition of any shares of Common Stock, now owned or hereafter acquired by the Other Stockholder, other than to the Principal Stockholders or their designee, or to the Corporation except upon the following terms and conditions: Notwithstanding the foregoing, if at any time after the expiration of the Initial Holding Period, the Other Stockholder desires to sell all or any portion of the shares of Common Stock held by the Other Stockholder (the "Offered Shares"), and the Other Stockholder shall have received an irrevocable bona fide, arm's-length, written offer (the "Bona Fide Offer") for the purchase of the Offered Shares, for cash, notes or other consideration, or any combination thereof, from a prospective purchaser (the "Prospective Purchaser"), the Other Stockholder shall give a notice in writing (the "Option Notice") to each of the Corporation and the Principal Stockholders containing a copy of the original executed Bona Fide Offer, setting forth the price and terms and conditions of the proposed sale, the name and address of the Prospective Purchaser, and the effective date of such Option Notice. For a period of 20 business days following the effective date of such Option Notice (the "Principal Stockholders' Option Period"), the Principal Stockholders shall have an option, on the terms and conditions set forth in this Section 1(b), to purchase all or any portion of the


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Offered Shares. The Principal Stockholder's option may be exercised by giving a written counter-notice (a "Notice of Exercise") to the other Stockholder within the Principal Stockholders' Option Period, setting forth the number of the Offered Shares with respect to which the Principal Stockholders' option is exercised. If, upon the expiration of the Principal Stockholders' Option Period, the Principal Stockholders have failed to exercise their option to purchase all of the Offered Shares, then for a period of 15 business days following the expiration of the Principal Stockholders' Option Period (the "Corporation's Option Period"), the Corporation shall have an option on the terms and conditions set forth in this Section 1(b), to purchase all of the remaining Offered Shares.

               The Corporation's option may be exercised by giving a Notice of Exercise to the Other Stockholder within the Corporation's Option Period, setting forth the number of the Offered Shares with respect to which the Corporation's option is exercised.

                      (ii) Upon the timely giving of the Notice of Exercise by the Principal Stockholders and/or the Corporation, the Principal Stockholders and/or the Corporation, as the case may be, shall be obligated to purchase from the Other Stockholder, and the Other Stockholder shall be obligated to sell to the Principal Stockholders and/or the Corporation, as the case may be, the number of the Offered Shares with respect to which each such party's option has been exercised, at the price and on the terms and conditions specified in the Bona Fide Offer; provided, however, that if the Principal Stockholders and/or the Corporation do not give Notice(s) of Exercise setting forth their intention to purchase all of the Offered Shares, then in such event any Notice(s) of Exercise shall be null and void. If the Bona Fide Offer was for consideration consisting of other than cash or notes (or a combination thereof), or for consideration consisting in part of other than cash or notes (or a combination thereof), then the


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consideration to be paid by the Principal Stockholders and/or the Corporation, as the case may be, for the Offered Shares shall consist of cash or notes, to the extent that the consideration in the Bona Fide Offer consisted of cash or notes, and, to the extent such consideration consisted of other than cash or notes, a cash consideration equal to the fair market value of such non-cash or non-note consideration set forth in the Bona Fide Offer, which fair market value shall promptly be determined by an investment banker mutually acceptable to the Other Stockholder, the Principal Stockholders and the Corporation. If such parties are unable to agree within 60 days after the expiration of the Corporation's Option Period, the appraisal shall be conducted by an investment banker designated, upon the application of the Other Stockholder, the Principal Stockholders or the Corporation, by the American Arbitration Association in New York, New York. The cost of the appraisal shall be borne equally by the Other Stockholder, on the one hand, and the Principal Stockholders and/or the Corporation, on the other hand (such share of the Principal Stockholders and/or the Corporation to be borne by each of such parties in proportion to the number of the Offered Shares with respect to which each such party's option has been exercised). The decision of such investment banker shall be final and binding upon the Other Stockholder, the Principal Stockholders and the Corporation, and each of their respective heirs, legatees, administrators, executors, successors and assigns.

                      (iii) If the Notice(s) of Exercise shall not have been duly given as to all of the Offered Shares as aforesaid by the Principal Stockholders and the Corporation, the Other Stockholder may, within a period of 60 days after the expiration of the Corporation's Option Period, sell the Offered Shares to the Prospective Purchaser upon the terms and conditions, and for a price not lower than the price, set forth in the Bona Fide Offer; provided, however, that if the sale to the Prospective Purchaser is not completed within such 60-day


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period, the Offered Shares shall continue to remain subject to all the provisions of this Section 1(b). If the Other Stockholder obtains the right to sell the Offered Shares to a Prospective Purchaser pursuant to this Section 1(b), such Prospective Purchaser shall, as a condition to such sale, be required to execute and deliver a counterpart of this Agreement, whereby such Prospective Purchaser agrees to be subject to and bound by all of the terms and provisions of this Agreement to the same extent as the Stockholders party hereto.

                      (iv) The closing of any purchase by the Principal Stockholders or the Corporation under this Section 1(b) shall take place at the office of the Corporation or at such other place designated by the Corporation or the Principal Stockholders, as the case may be, on a date designated by the Corporation or the Principal Stockholders, as the case may be, which date shall not be more than 30 days following the expiration of the Principal Stockholders' or the Corporation's Option Period, as the case may be.

               (c) Notwithstanding anything to the contrary contained herein, the Other Stockholder and any Other Stockholder Affiliate shall have the right at any time during the term of this Agreement and at any time during such party's lifetime or upon such party's death to transfer, whether by sale, by gift inter vivos, by will, or by laws of descent and distribution, or otherwise, all or any portion of the shares of Common Stock of the Corporation then owned by it to (i) the Other Stockholder's spouse, children or grandchildren, or (ii) a trust for the benefit of the Other Stockholder's spouse, children or grandchildren (each of the foregoing parties described in clauses (i)-(ii) above being an "Other Stockholder Affiliate" and being deemed to be included in the definition of the Other Stockholder for all purposes of this Agreement) and the provisions of Section 1(b) hereof shall not apply to any such transfer. Any permitted assignee or designee of the Other Stockholder or an Other Stockholder Affiliate


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pursuant to this Section 1(c) shall, as a condition to such transfer, be required to execute and deliver a counterpart of this Agreement, whereby such party agrees to be subject to and bound by all of the terms and provisions of this Agreement to the same extent as the Stockholders party hereto, and unless such an agreement is so executed and delivered, such transfer shall be null and void.

        2. Certain Prohibited Transfers. Notwithstanding anything to the contrary contained herein, the Other Stockholder shall not, at any time during the term of this Agreement, effect a Disposition of any shares of Common Stock, now owned or hereafter acquired by the Other Stockholder, to any person or entity engaged in any business that is competitive with any business then engaged in by the Corporation, or to any person or entity which directly or indirectly controls, or is controlled by, or is under common control with, any such person or entity.

        3. Legend on Share Certificates. All certificates representing shares of Common Stock now or hereafter issued by the Corporation to any Stockholder or to any of such Stockholder's permitted assignees or designees shall be subject to this Agreement and shall bear the following legends:

                      "The shares evidenced by this certificate or any
               certificate issued in exchange or transfer therefor are and will be subject to, and may not be transferred except in accordance with, the terms of a certain Stockholders Agreement, dated as of April 11, 1994 (as the same may be subsequently amended, modified, restated or supplemented), by and among certain stockholders of the Corporation and the Corporation, which agreement provides, among other things, for restrictions on the sale, transfer and disposition of the shares of the Corporation, an executed copy of which agreement is on file at the principal office of the Corporation."

                      "The shares evidenced by this certificate have not been
               registered under the Securities Act of 1933, as amended, or the securities laws of any state and may be offered and sold only if so


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               registered or if the Corporation has been furnished with an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that an exemption from such registration is available to the holder of the shares."

        4. Term. The term of this Agreement shall commence as of the date first above written and shall continue until the earliest to occur of (a) the tenth
(10th) anniversary of the date hereof; (b) the Corporation being adjudicated bankrupt or insolvent, or an order being entered, remaining unstayed by appeal or otherwise for 120 days, appointing a receiver or trustee for the Corporation, or for substantially all of its property, or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or of any state, or the Corporation filing a petition seeking any of the foregoing or consenting thereto, or filing a petition to take advantage of any debtors' acts, or making a general assignment for the benefit of creditors, or admitting in writing its inability to pay its debts as they mature; (c) the consummation of an underwritten public offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") that provides gross proceeds to the Corporation of not less than $5,000,000; and (d) the termination of this Agreement pursuant to a written agreement executed by all of the parties hereto; provided, however, that the Stockholders' rights under Section 9 hereof shall survive any termination of this Agreement; and provided, further, however, that Section 1 of this Agreement shall terminate in any event on the fifth (5th) anniversary of the date hereof.

        5. Representations and Warranties of the Corporation. The Corporation hereby acknowledges, represents and warrants to the Stockholders as follows:

               (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority


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to enter into this Agreement and to consummate the transactions contemplated hereby. The Corporation's authorized capital stock consists of One Thousand Five Hundred (1,500) shares of Common Stock, of which 203.9273 shares are issued and outstanding. True and correct copies of the Certificate of Incorporation and the Restated By-laws of the Corporation are annexed hereto as SCHEDULES B and C, respectively.

               (b) The Corporation has full power and authority (corporate or otherwise) to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement will not result in (i) the breach of or default under, with or without the giving of notice or passage of time, or both, its Certificate of Incorporation, By-Laws, any mortgage, indenture, contract, agreement or other arrangement to which it is a party or by which it or its properties may be bound, (ii) the violation of any law, statute, rule, decree, order, judgment or regulation binding upon it, or (iii) (except as contemplated by this Agreement) the creation or imposition of any lien or encumbrance on any of its properties or assets.

               (c) This Agreement and all transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation and constitute a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms. The Board of Directors of the Corporation has adopted appropriate resolutions authorizing the Corporation to enter into this Agreement and undertaking to fulfill all the terms of this Agreement.

               (d) The Corporation owns of record the patent applications listed on SCHEDULE D annexed hereto; provided, however, that the Corporation makes no representation or warranty with respect to the patentability of any invention claimed on such


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SCHEDULE D or the validity or enforceability of any patent that may be issued to the Corporation.

        6. Representations and Warranties of the Stockholders. Each of the Stockholders hereby acknowledges, represents and warrants to the remaining Stockholders and to the Corporation as follows:

               (a) Such Stockholder owns the number of shares of the Common Stock set forth on SCHEDULE A annexed hereto, free and clear of all liens, claims, encumbrances, proxies, pledges, security interests, charges, encumbrances, title retention agreements or any other liability, claim or restriction on transferability of any nature whatsoever, other than pursuant to this Agreement.

               (b) Such Stockholder has full power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement will not result in (i) the breach of or default under, with or without the giving of notice or passage of time, or both, any mortgage, indenture, contract, agreement or other arrangement to which it is a party or by which it or its properties may be bound, (ii) the violation of any law, statute, rule, decree, order, judgment or regulation binding upon it, or (iii) (except as contemplated by this Agreement) the creation or imposition of any lien or encumbrance on any of its properties or assets.

        7. Tag Along Rights.

               (a) Subject to the provisions of Section 7(c) hereof, neither of the Principal Stockholders shall, during the term of this Agreement, sell, transfer or otherwise dispose of any of the shares of Common Stock either of them beneficially owns in the Corporation to any party if such sale, transfer or other disposition would cause the aggregate number of shares of


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Common Stock proposed to be sold and previously sold, transferred or otherwise disposed of by the Principal Stockholders to any party or parties (other than a Principal Stockholders Affiliate, as hereinafter defined) to exceed fifteen (15%) percent of the aggregate number of shares of Common Stock in the Corporation held by the Principal Stockholders on the date hereof as set forth on SCHEDULE A hereof (subject to appropriate adjustment, upward or downward, to reflect any subsequent stock dividend, stock split, combination of shares, recapitalization or other similar event (collectively "Subsequent Events")) unless the Principal Stockholders shall first notify the Other Stockholder in writing of the terms and conditions of such proposed sale, transfer or other disposition which, together with any shares of Common Stock previously sold, transferred or otherwise disposed of by the Principal Stockholders, would cause the Principal Stockholders to have disposed of more than 15% of the aggregate number of shares of Common Stock in the Corporation held by the Principal Stockholders on the date hereof as set forth on SCHEDULE A hereof (subject to appropriate adjustment, upward or downward, to reflect Subsequent Events) and shall obtain for the other Stockholder prior to any such sale, transfer or other disposition, a put option for a period of at least 15 days to sell, transfer or otherwise dispose to such person on the same per share terms and at the same per share price as the proposed sale, transfer or other disposition by the Principal Stockholders, up to that number of shares of Common Stock then owned by the Other Stockholder that bears the same proportion to the total number of shares of Common Stock at the time owned by the Other Stockholder as the number of shares of Common Stock being sold, transferred or otherwise disposed of by the Principal Stockholders bears to the total number of shares of Common Stock at the time owned by the Principal Stockholders.


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               (b) In order to exercise such put option, the other Stockholder must, within 15 days after the giving of the notice of a proposed sale, transfer or other disposition of the Common Stock by the Principal Stockholders referred to in Section 6(a) hereof, deliver to the Principal Stockholders written notice that the Other Stockholder has elected to sell, transfer or otherwise dispose of the Other Stockholder's shares of Common Stock pursuant to this Section 7 upon the same terms and at the same per share price as the proposed sale, transfer or other disposition by the Principal Stockholders, whereupon such sale, transfer or other disposition by the Other Stockholder shall be completed contemporaneously with the proposed sale, transfer or other disposition by the Principal Stockholders.

               (c) Notwithstanding anything to the contrary contained in this
Section 7, either or both of the Principal Stockholders, or any Principal Stockholders Affiliate, shall have the right at any time during the term of this Agreement to transfer, whether by sale, by gift inter vivos, by will, or by laws of descent and distribution, or otherwise, all or any portion of the shares of Common Stock of the Corporation then owned by it to (i) any such party's spouse, children or grandchildren, or (ii) a trust for the benefit of any such party or such party's spouse, children or grandchildren (each of the foregoing parties described in clauses (i)-(ii) above being a "Principal Stockholders Affiliate" and being deemed to be included in the definition of the Principal Stockholders for all purposes of this Agreement) and the provisions of Section 7(a) hereof shall not apply to any such transfer. Any permitted assignee or designee of either or both of the Principal Stockholders or any Principal Stockholders Affiliate thereof pursuant to this Section 7(c) shall, as a condition to such transfer, be required to execute and deliver a counterpart of this Agreement, whereby such party agrees to be subject to and bound by all of the terms and provisions of this Agreement to the same extent as the Stockholders


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party hereto, and unless such an agreement is so executed and delivered, such transfer shall be null and void.

        8. Drag Along. At any time prior to the time the Principal Stockholders cease to own less than forty (40%) percent of the issued and outstanding shares of Common Stock of the Corporation, the Principal Stockholders may, if they elect (the "Drag Along Election") at any time during such period to sell all of their shares of Common Stock to a bona fide third-party purchaser not related to, controlled by or under common control with the Principal Stockholders, cause a sale of all of the then issued and outstanding shares of Common Stock of the Corporation owned by the Other Stockholder to be made to such third-party purchaser in an arm's-length transaction for cash and/or registered, freely marketable securities. Any such sale of all of the issued and outstanding shares of the Corporation held by the Other Stockholder must be made on the same terms and conditions, including the price per share, upon which the Principal Stockholders have agreed to sell all of their shares of Common Stock to the third-party purchaser. The Principal Stockholders can trigger a Drag Along Election by providing a written notice of such election (the "Drag Along Notice") to the Other Stockholder, such Drag Along Notice to include the price per share being paid to the Principal Stockholders by such third-party purchaser and the other material terms and conditions of such sale. Upon the Other Stockholder's receipt of a Drag Along Notice, the Other Stockholder shall fully cooperate with the Principal Stockholders and shall take all actions and steps to effect such sale as the Principal Stockholders may deem necessary, desirable or appropriate, including, without limitation, the prompt delivery to the Principal Stockholders of duly endorsed stock powers with respect to all of the shares of Common Stock at such time owned by the Other Stockholder.


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        9. Registration Rights.

               (a) As used in this Section 9, the following terms shall have the following respective meanings:

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Public Offering" shall mean a firm commitment underwritten public offering of the Common Stock having aggregate minimum gross proceeds to the Corporation of $5,000,000 (based upon the then current market price or fair value estimated by the Corporation's underwriter or underwriters).

               "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, and the applicable rules and regulations promulgated thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               "Registration Expenses" shall mean all of the costs, fees and expenses incurred by the Corporation in compliance with this Section 9, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation (but not counsel for any Stockholder participating in the registration), blue sky fees and the expense of any audits incident to or required by any such registration.

               (b) Piggyback Registrations.

                      (i) Right to Piggyback. Whenever the Corporation proposes to effectuate a Public Offering or to otherwise register any of its securities under the Securities


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Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar form, (B) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Corporation, or (C) in connection with a direct or indirect acquisition by the Corporation of another company in a manner which would permit registration of Common Stock for sale to the public under the Securities Act) and the registration form to be used may be used for the registration of the shares of Common Stock of the Corporation (a "Piggyback Registration"), the Corporation will give prompt written notice (the "Piggyback Registration Notice") to each Stockholder and the other stockholders of the Corporation, if any, who may have similar piggyback registration rights of its intention to effect such a registration and will, subject to Section 9(b)(ii) hereof, use its best efforts to include in such registration all of the shares of Common Stock with respect to which the Corporation has received written requests from any Stockholder and such other stockholders of the Corporation for inclusion therein within 45 days after the date of the Corporation's Piggyback Registration Notice to the Stockholders and such other stockholders.

                      (ii) Priority on Piggyback Registrations. Notwithstanding any provision to the contrary contained herein, if a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the Corporation's underwriter or underwriters advise the Corporation in writing that the number of securities requested to be included in such registration by the Corporation and the Stockholders and other stockholders of the Corporation exceeds the number of securities which in the estimation of such underwriter or underwriters can reasonably be expected to be sold in such offering, or if such underwriter determines that the sale of shares by selling stockholders in such offering would in any way adversely affect the offering by the Corporation, the Corporation will include in such


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registration (1) first, the securities the Corporation proposes to sell, and (2)
second, if and only if additional shares of Common Stock can be included in such registration in the estimation of the Corporation's underwriter or underwriters, the shares of Common Stock, if any, which were requested by the Stockholders and the other stockholders to be included in such registration, on a pro rata basis with respect to each such Stockholder and other stockholders based upon its respective percentage ownership of the aggregate number of shares of Common
Stock requested to be included in such registration by all of the stockholders of the Corporation electing to participate in such registration. No such reduction shall reduce the securities being offered by the Corporation for its own account to be included in the registration and underwriting. If any Stockholder or any other stockholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Corporation and the Corporation's underwriter, delivered at least 25 days prior to the effective date of the registration statement. Any shares of Common Stock excluded or withdrawn from such underwriting shall be withdrawn from the registration. All Stockholders and other stockholders proposing to distribute their shares of Common Stock through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Corporation for such underwriting.

               (c) Registration Expenses. In the event of a Piggyback Registration, the Corporation shall bear all of the Registration Expenses except that each Stockholder and each of the other stockholders of the Corporation participating in a Piggyback Registration shall be responsible for (i) its own legal fees and expenses in connection with such registration and (ii) its proportionate share of all fees and commissions payable to brokers and underwriters in connection with such registration, such proportionate share to be equal to a fraction the numerator of which is the number of shares of Common Stock being so registered by such Stockholder or other stockholder, as the case may be, and the denominator of which is the aggregate number of shares of Common Stock being registered by the Corporation and all of the stockholders of the Corporation (including the Stockholders) participating in such registration.

               (d) Registration Procedures. In connection with any Piggyback Registration, the Corporation will use its best efforts to effect the registration and the sale of the securities offered thereby and the Corporation will as expeditiously as possible:

                      (i) prepare and file with the Commission a registration statement with respect to such securities, which registration statement will state that the Stockholders and other stockholders covered thereby may sell their shares of Common Stock under such registration statement and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation will furnish to the counsel selected by a majority of the selling stockholders covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                      (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in subparagraph (d)(vi) hereof and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period;

                      (iii) furnish to each stockholder participating in such registration such number of copies of such registration statement, each amendment and supplement thereto, the


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

prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such stockholder may reasonably request in order to facilitate the public offering of the securities covered by such registration statement;

                      (iv) use its best efforts to register or qualify the shares of Common Stock offered pursuant to such registration by the Stockholders under such other securities or blue sky laws of such jurisdictions as any Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Stockholder to consummate the disposition in such jurisdictions of the shares of Common Stock owned by such Stockholder (provided that the Corporation will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (2) subject itself to taxation in any such jurisdiction, or (3) consent to general service of process in any such jurisdiction, and provided further that notwithstanding any provision to the contrary contained herein, if any jurisdiction in which such shares of Common Stock shall be qualified shall require that expenses in that jurisdiction be borne by the stockholders participating in the registration rather than the Corporation, then such expenses shall be payable by the stockholders participating in the registration pro rata (based upon the percentage ownership of each stockholder of shares of Common Stock being registered with respect to all of the shares of Common Stock being registered by all of the stockholders), to the extent required by such jurisdiction);

                      (v) notify each stockholder selling shares of Common Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements contained therein not misleading, and, at the request of any such stockholder, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; and

                      (vi) keep such registration effective for a period of 90 days or until the selling stockholders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

               (e) Indemnification.

                      (i) The Corporation will indemnify each Stockholder, if participating in a Piggyback Registration, and each of its agents, employees, controlling persons within the meaning of the Securities Act, officers, directors and partners and each underwriter, if any, participating in such registration and each person which controls any such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereunder applicable to the Corporation in connection with any such registration and will reimburse such Stockholder, each of its agents, employees, officers, directors and partners, and each person controlling such Stockholder and each such underwriter and each person which controls any such underwriter, for any legal and any other expenses reasonably incurred by any such party in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability, action or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by such Stockholder, or any such agent, employee, officer, director, partner or controlling person or any underwriter or controlling person thereof and stated to be specifically for use therein.

                      (ii) Each Stockholder will, if shares of Common Stock held by it are included in the securities as to which a Piggyback Registration is being effected, indemnify the Corporation and each of its employees, agents, controlling persons within the meaning of the Securities Act, directors, partners and officers and each underwriter, if any, participating in such registration and each person which controls any such underwriter within the meaning of the Securities Act, and each other stockholder participating in such registration and each of their agents, employees, controlling persons within the meaning of the Securities Act, officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or any violation by such Stockholder of the Securities Act or any rule or regulation thereunder applicable to such Stockholder in connection with any such registration and will reimburse the Corporation and such other stockholders and each of their agents, employees, directors, officers, partners, underwriters and control persons for any legal or any other expenses reasonably incurred by any such party in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by such Stockholder or any agent, employee, officer, director, partner or controlling person thereof and stated to be specifically for use therein; provided, however, that the obligations of each Stockholder hereunder are several only and not joint and the aggregate obligations of each Stockholder hereunder shall be limited to an amount equal to the gross proceeds received by such Stockholder from the offering of the shares of Common Stock registered by such Stockholder.

                      (iii) Each party entitled to indemnification under this
Section 9(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9(e). The parties to this Agreement reserve any rights to make a claim under this Agreement for damages actually incurred by reason of any failure of the Indemnified Party to give prompt notice of a claim. To the extent counsel for the Indemnifying Party shall have a conflict in representing both an Indemnified Party and the Indemnifying Party or if an Indemnifying Party does not assume the defense of any such claim or litigation, the Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and the acknowledgement by the claimant or plaintiff to such Indemnified Party that there was no wrongdoing or culpability on the part of the Indemnified Party in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (f) Information Provided by Stockholders. Each Stockholder holding shares of Common Stock included in any Piggyback Registration shall furnish to the Corporation such information regarding such Stockholder and the intended method of disposition of its shares of Common Stock proposed by such Stockholder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any such Piggyback Registration. Each Stockholder agrees to sell its securities in accordance with the terms of any underwriting arrangements approved pursuant to Section 9(g) hereof and shall complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements.

               (g) Selection of Underwriters. The Corporation shall have the right, in its sole discretion, to select the investment banker(s) and manager(s) in connection with any

Piggyback Registration (such banker(s) and manager(s) to be a firm or firms of nationally recognized standing), to administer the offering of any such registration of securities of the Corporation pursuant to this Section 9.

               (h) Holdback Agreements. Each Stockholder hereby agrees that it shall not, to the extent requested by the Corporation or any underwriter of securities of the Corporation, sell or otherwise transfer or dispose of any shares of Common Stock for a period of up to 180 days following the effective date of a registration statement of the Corporation filed under the Securities Act.
               (i) Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of the securities of the Corporation as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

        10. Preemptive Rights of the Other Stockholder.

               (a) If at any time during the term of this Agreement the Corporation proposes to offer, issue, sell or otherwise dispose of shares of the Common Stock or any other class or series of common stock or preferred stock of the Company, or options, rights, warrants, conversion rights or appreciation rights relating thereto, or any other type of equity security that the Corporation may lawfully issue (collectively, the "Equity Securities") to any person or entity, (i) the Corporation shall, prior to any such issuance or sale, give written notice (a "Preemptive Notice") to the Other Stockholder setting forth the purchase price of such Equity Securities, the type and aggregate number of Equity Securities to be so offered, issued, sold or otherwise disposed of, the terms and conditions of such offer, issuance, sale or other disposition and the rights, powers and duties inhering in such additional Equity Securities and (ii) the Other Stockholder shall have the right (the "Preemptive Right") to acquire the percentage of such Equity Securities proposed to be so offered, issued, sold or otherwise disposed of equal to the number of shares of Common Stock then held by the Other Stockholder (other than shares of Common Stock acquired through the exercise of stock options) divided by the aggregate number of shares of the Corporation's Common Stock and Preferred Stock outstanding immediately prior to such offer, issuance, sale or other disposition of Equity Securities; provided, however, that the terms and conditions of this Section 10 shall not apply to any offer, issuance, sale or other disposition of (i) Equity Securities or rights to acquire Equity Securities to any person or entity (other than the Principal Stockholders) pursuant to a stock option plan established by the Corporation for the benefit of its employees, officers, directors, agents or consultants, or otherwise granted to an employee of the Corporation (other than the Principal Stockholders) in connection with such person or entity's employment by the Corporation; (ii) Equity Securities or rights to acquire Equity Securities to a person or entity (other than the Principal Stockholders, or entities controlled by any of them) in connection with the acquisition by the Corporation of all or a substantial portion of the stock, assets or business of such person or entity; (iii) Equity Securities or rights to acquire Equity Securities to a financial institution in connection with the making of, or the agreement to make, loans to, or other financial arrangements with, the Corporation by such financial institution; (iv) Equity Securities or rights to acquire Equity Securities to a person or entity (other than the Principal Stockholders) in connection with license arrangements or other arm's-length business arrangements, so long as the aggregate number of Equity Securities issued in one or more transactions pursuant to this clause (iv) does not exceed twenty (20%) percent of the outstanding Equity Securities of the Company at any time; and (v) Equity Securities or rights to acquire Equity Securities pursuant to any underwritten public offering of Equity Securities of the Corporation pursuant to an effective registration statement under the Securities Act.

               (b) The Other Stockholder may exercise such Preemptive Right, in whole or in part, on the terms and conditions and for the purchase price set forth in the Preemptive Notice, by giving to the Corporation notice to such effect, within 20 days after the giving of the Preemptive Notice. After the expiration of such 20-day period, the Corporation shall have the power to offer, issue, sell and otherwise dispose of any or all of the Equity Securities referred to in the applicable Preemptive Notice as to which no Preemptive Right has been exercised but only upon the terms and conditions, and for a purchase price not lower than the purchase price, set forth in the Preemptive Notice. If the Corporation does not offer, issue, sell or otherwise dispose of the Equity Securities referred to in the applicable Preemptive Notice on the terms and conditions set forth in such Preemptive Notice within 120 days after the expiration of such 20-day period, then any subsequent proposal by the Corporation to offer, issue, sell or otherwise dispose of Equity Securities shall be subject to this Section 10.

        11. Notices. All notices, offers and acceptances ("Notices") hereunder shall be in writing, signed by the party giving or making the same, and shall be delivered personally or sent by internationally recognized courier service or by telex or facsimile transmission to each party entitled to receive the same, at such party's last known address on the books of the Corporation, unless such party shall have previously notified in writing the party sending such Notice of a change of address, in which case it shall be sent to the new address. A copy of each such Notice shall also be sent in similar fashion to the Corporation and Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, 29th Floor, New York, New York 10112,

Attention: Barry A. Adelman, Esq. All Notices shall be deemed given when delivered, sent or transmitted in accordance herewith.

        12. Miscellaneous.

               (a) This Agreement contains the entire understanding of the parties hereto concerning the subject matter hereof and supersedes any and all prior agreements made by the parties with respect thereto and may not be amended, terminated or discharged, except by an instrument in writing, signed by the party to be charged.

               (b) The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the shares of Common Stock now or hereinafter owned by each Stockholder, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation or otherwise) that may be issued in respect of, in exchange for, or in substitution of such shares of Common Stock, and shall be appropriately adjusted for any stock dividends, stock splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

               (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legatees, distributees, executors, administrators, successors and permitted assigns. This Agreement shall be binding upon any person to whom shares of Common Stock are transferred in violation of the provisions hereof, and the successors, assigns, heirs, legatees, distributees, executors and administrators of such transferee and the Corporation may refuse to permit the transfer of such stock on its books.

               (d) Each of the parties agrees to execute and deliver any and all documents or other instruments and shall do or cause to be done all such acts or things as may reasonably be necessary or proper to carry out the purposes of this Agreement.

               (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but which shall together constitute a single instrument.

               (f) The parties hereto irrevocably consent that any suit, legal action or proceeding with respect to any of the rights or obligations arising directly or indirectly under or relating to this Agreement may be brought in any New York State or United States federal court located in the Borough of Manhattan, City and State of New York, and by execution and delivery of this Agreement each party hereby irrevocably submits to and accepts with regard to any such suit, legal action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process in any such suit, legal action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth herein. The foregoing shall not limit the right of any party to serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, legal action or proceeding arising directly or indirectly under or relating to this Agreement in any court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such suit, legal action or proceeding. Each party hereby (i) irrevocably waives any right it may have under the laws of any jurisdiction to commence by publication any suit, legal action or proceeding with respect to this Agreement, and (ii) irrevocably agrees that any suit, legal action or proceeding commenced by it with respect to any rights or obligations arising directly or indirectly under or relating to this Agreement shall be brought exclusively in any New York State or United States federal court located in the Borough of Manhattan, City and State of New York.

               (g) This Agreement shall be governed by the laws of the State of New York applicable to contracts made and wholly performed within that State.

               (h) All captions and headings contained in this Agreement are for the convenience of the parties only and shall not affect the interpretation or construction of this Agreement.

               IN WITNESS WHEREOF, the parties have signed and sealed this Agreement.

                                        FORMFACTOR, INC.

                                        By:    /s/ Igor Y. Khandros
                                           -------------------------------------
                                           Igor Y. Khandros, Chairman
                                           of the Board, Chief Executive Officer
                                           and President


                                               /s/ Igor Y. Khandros
                                        ----------------------------------------
                                        IGOR KHANDROS


                                               /s/ Susan Bloch
                                        ----------------------------------------
                                        SUSAN BLOCH


                                               /s/ Milton Ohring
                                        ----------------------------------------
                                        MILTON OHRING

                                   SCHEDULE A
                           Stockholders' Ownership of
                        Common Stock of FormFactor, Inc.


                                                       No. of Shares of
         Stockholder                                  Common Stock Owned
         -----------                                  ------------------
        Igor Khandros                                          100
         Susan Bloch                                           100
        Milton Ohring                                       1.8126